As filed with the Securities and exchange
            Commission on October 14, 1999
                                 Registration No. 333-85011

                    UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                    Pre-effective amendment number 1 to
                          FORM SB-2/A
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                         1933

                              STRATABASE.COM
          (Name of Small Business Issuer in its charter)


                    Nevada              737         88-041-4964
                    (State of      Primary Industrial
                    Incorporation) Standard Number) (IRS Employer ID No.)

                    Trevor Newton, President 34314 Marshall Road, Suite
          203 Abbotsford, B.C. V2S1L2, Canada (604) 504-5811
                            (Name, address and telephone number of principal executive officer and principal place of business)

                    Laughlin Associates, Inc. 2533 Carson Street, Carson City, Nevada 89706 (775) 883-8484
                    (Name, address and telephone number of Agent for
                       Service)



                                copies to:
                                 James C. Jones, Esq.
              Law Offices of James C. Jones, P.C.
                 65 west 96th Street, Suite 20H
                    New York, New York 10025
                         (212) 662-2767



                    Approximate date of proposed sale to public: As soon as possible after this registration statement becomes effective.

                    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:
                    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering:
                    If this form is a post effective amendment filed pursuant to Rule 462(c) under the securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering:
                    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box:

                     CALCULATION OF REGISTRATION FEE
                                            Proposed   Proposed
                    Title                   maximum    maximum
                    of each Class           offering   aggregate
                    of securities Amt..     price per  offering  registr.
                    registered   registrd.  security (1) price   fee


                    Units (2)   800,000 units $.50    $400,000   $121.20

                    Common Stock
                     (3)(4)     800,000 shs. $1.00    $800,000    $242.40

                    Common Stock
                    (3)(4)     800,000 shs.    $3.00  $2,400,000  $727.20

                    Common Stock
                    (3)(4)    800,000 shs.   $5.00  $4,000,000   $1,212.00

                    Redeemable
                    warrants  2,400,000 uts (5)  -0-   -0-             -0-


                    Total                   $7,600,000     $2,302.80


<F1>
                    (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) based on a bonafide estimate of the maximum offering price.
<F2>
                    (2) Consist of one share of common stock at $.001 par value, and one Class A, one Class B and one Class C warrant, each exercisable to purchase one share of common stock.
<F3>
                    (3) Issuable upon exercise of the Class A or Class B or Class C warrants.
<F4>
                    (4) Additional shares of common stock are being registered, pursuant to Rule 416, which may become issuable under the antidilution provisions of the warrants.
<F5>
                    (5) The maximum number of Class A, Class B and Class C redeemable purchase warrants contained in the units being offered. The warrants are immediately detachable and tradable. The Registrant has not assigned a value to the warrants.

                    The Registrant will amend this registration statement when necessary to delay its effective date until the Registrant can state that this registration statement is effective under Section 8(a) of the Securities Act or until the date the Securities and Exchange Commission determines that this registration statement is effective.


                         STRATABASE.COM
                                    800,000 Units
            (Each unit consists of 1 share of common stock, 1
          Class A redeemable purchase warrant, 1 Class B redeemable purchase warrant and 1 Class C redeemable purchase warrant.)


                    Stratabase is offering a minimum of 400,000 units and a maximum of 800,000 units. Each unit consists of one share of common stock, and one Class A, one Class B and one Class C redeemable purchase warrant each exercisable to purchase one share of common stock.

                         Investors may exercise the Class A, B and C warrants for a 6 month, 12 month and 18 month period respectively, commencing on the date of this prospectus.

                          Investors are entitled to purchase: one share
                         of common stock at $1.00 per share for each Class A warrant exercised, one share of common stock at $3.00 per share for each Class B warrant exercised; and one share of common stock at $5.00 per share for each Class C warrant exercised.

                         There is no public market for the units, common stock and redeemable warrants.

                    See "Risk Factors" beginning on p.8 for a Discussion of facts you should consider before investing.

                    Neither the United States Securities and Exchange Commission nor any state securities commission, including the British Columbia Securities Commission, has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               Per unit Total of minimum  Total of maximum
               Public offering
               price               $.50     $200,000           $400,000

               The offering period will terminate on      2,000 unless we
               extend it for an additional 90 days to        2,000. The
               offering may be terminated earlier if the 800,000 units are sold before the end of the offering period or if we decide to terminate it earlier.

               We are offering these units directly to you without the assistance of an underwriter and will receive all the proceeds from the offering, less offering expenses.

               The funds collected from investors will be deposited in a non-interest bearing escrow account and released to us only if at least $200,000 is collected during the offering period.

               If we do not sell at least 400,000 units before expiration of the offering period, we will fully refund all funds received from you without interest.

     The date of this Prospectus is                       , 1999

                                   TABLE OF CONTENTS


                    Prospectus Summary . . . . . . . . . . . . .5

                    Risk Factors . . . . . . . . . . . . . . . .8

                    How You Can Get More Information about Us.
                         . . . . . . . . . . . . . . .20

                    Use of Proceeds. . . . . . . . . . . . . . .21

                    Dividend Policy. . . . . . . . . . . . . . .21

                    Capitalization . . . . . . . . . . . . . . 22

                    Dilution . . . . . . . . . . . . . . . . . 23

                    Business . . . . . . . . . . . . . . . . . 25

                    Management's Discussion and Analysis of Financial
                    Condition and Results of Operations        32

                    Management . . . . . . . . . . . . . . . . 35

                    Indemnification. . . . . . . . . . . . . . 38

                    Principal Shareholders . . . . . . . . . . 40

                    Description of Units . . . . . . . . . . . 41

                    Plan of Distribution . . . . . . . . . . . 44

                    Legal Proceedings. . . . . . . . . . . . . 45

                    Legal Opinions . . . . . . . . . . . . . . 46

                    Experts. . . . . . . . . . . . . . . . . . 46

                    Financial Statements . . . . . . . . . . . 46





                       Prospectus Summary
                    You should carefully read the entire prospectus including the "Risk Factors" section and the financial statement including the notes.

                    The Company

                    We are a development stage corporation, focusing on providing direct marketing information and online advertising for corporations seeking to market their goods and services through the internet. We are currently compiling a list from internet users for whom we provide free services such as: internet based news, newsletters and video. In return for the free services, we will attempt to obtain the consent of internet users to receive corporate advertisements. Their personal information (including name and e-mail address) will become part of our user database. In this connection, we recently engaged a leading distributor of news to provide some of the news content and began the creation of a free news web site for internet users. Finally, we have begun development of our direct marketing web site from which advertisers will engage in on-line advertising.

                    We believe that, by providing the free services to internet users in return for personal information about their interests and demographics, we can develop large databases of internet users which will have great value to advertisers interested in conducting direct marketing campaigns.

                    Our focus will also be on providing internet related services to small businesses by designing, maintaining and hosting websites, video taping and editing information presented at the website. As part of these services, we have established a mobile production studio devoted to producing videos for the website which we design and maintain on behalf of these small businesses.

                    We intend to translate our activities into revenues by: (1) selling our video production services to potential clients; (2) securing clients for our existing web design, maintenance and hosting services; and (3) selling advertising space to advertisers interested in conducting direct marketing campaigns using our databases.

                    Stratabase was incorporated under the laws of the State of Nevada on November 18, 1998. Our offices are located at 34314 Marshall Road, Suite 203 Abbotsford, B.C. V2S1L2, Canada. The telephone number is (604) 504-5811.



                    The Offering
                    Units offered by the Company   800,000 units (maximum
                                                   offering)
                                                   400,000 Units (minimum
                                                   offering)

                    Common Stock to be outstanding
                    after this Offering           6,353,772 shares
                                                 (maximum offering)
                                                 5,953,772 shares (minimum
                                                 offering)

                    Use of Proceeds
                    (maximum or minimum offering)  working capital and
                                                   other general
                                                   corporate purposes
                                                   including advertising

                    Each unit contains one share of common stock, one Class A redeemable common stock purchase warrant which entitles the holder to purchase one share of Common stock at a price of $1.00 per share, one Class B redeemable common stock purchase warrant which entitles the holder to purchase one share of Common stock at a price of $3.00 per share and one Class C redeemable common stock purchase warrant which entitles the holder to purchase one share of common stock at a price of $5.00 per share. See "Description of Units".

                    We are offering the units directly to the public without using an underwriter. The offering is made on a "best efforts all or non" basis with respect to the first 400,000 units and on a "best efforts" basis with respect to the remaining 400,000 units. Investors must make full payment for their purchases by check made payable to "Securities Transfer Corporation as escrow agent for Stratabase.com".

                    Summary of Financial Data

                    You should read the following financial data in conjunction with "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and the financial statements and notes to the financial statements found elsewhere in this prospectus. We have derived the summary of operating data from inception to June 30, 1999 and the summary of balance sheet for the same period from our audited financial statements found elsewhere in this prospectus. The pro-forma summary of balance sheet data takes into account the minimum 400,000 units offered in this offering at an initial offering price of $.50 per unit, and the application of the net proceeds that we will receive, less expenses of the offering. To arrive at the net loss per share of common stock in the summary of operating data, we used the weighted average of the shares outstanding during the period from inception to June 30, 1999. To compute the book value per share of common stock found in the summary of balance sheet data, we used 5,943,772 shares as the amount outstanding.

                                                        From Inception
                                                        (November 18,1999)
                                                     Through June 30, 1999
                    Summary of Operating Data:
                    Revenues                                     -0-
                    Net Loss                                    $67,512
                    Net Loss per share of
                    common stock                                 $0.012

                                                 June 30, 1999   Pro Forma
                    Summary of Balance Sheet Data: (audited)   (Unaudited)
                    Working Capital               $154,423.00  $314,423.00
                    Property and Equipment          14,102.00    14,102.00
                    Other Assets                       572.00       572.00
                    Total Liabilities                6,797.00     6,797.00
                    Deficit Accumulated During
                    Development Stage            (67,512. 00)  (67,512.00)
                    Shareholders' Equity          169,097.00   329,097.00
                    Shareholders' Equity Per Share of
                    common stock                         .03          .06


                               RISK FACTORS

                    We have limited resources, have sustained losses since our inception and expect to continue to do so.

                    As of June 30, 1999, we had working capital of $154,423 and incurred losses totaling approximately $67,512. We are dependent upon the proceeds of this offering to implement our business plan. Since we are in the developmental stage and have no share of the internet market, we may incur losses for a long time.


                    We have a short operating history upon which you can judge our prospects.

                    We have no significant operating revenue. We have only recently been organized, have no significant operating history or operating revenues. In order to be successful, the we must attract a significant number of users to the information and content delivered through our website and generate significant advertising and e-commerce revenues.

                    Specifically, as an early stage entity in the rapidly evolving market for internet services, we will face numerous risks and uncertainties including our ability to:
                         anticipate and adapt to changing internet technologies;
                         attract a substantial number of internet users to the content and information delivered through Stratabase;
                         generate significant advertising and e-commerce revenues;
                         develop an advertising sales force;
                         implement sales and marketing initiatives;
                         offer compelling content;
                         attract, retain and motivate qualified
                         personnel;
                         respond and adjust to actions taken by
                         competitors;
                         build an operations and technical infrastructure to effectively manage growth; and integrate new technologies and services.

                    We have a major task ahead of us and may not be successful in achieving our goals.

                    Since we are new and small, we face significant competition from established internet and telephone service providers and others.

                    The internet industry is, and can be expected to remain, highly competitive for the following reasons, among others:
                         there are no substantial barriers to entry into this arena;
                         the number of businesses competing for users; the spending of internet advertisers and e-commerce marketers has increased significantly; and industry consolidation.

                    Increased competition could result in:
                         less usage of our services;
                         price reductions for advertising inventory; and reduced margins or loss of market share,

                    The occurrence of any of the factors would obviously have a negative effect on our business, results of operations and financial condition.

                    Our competitors include:
                         internet retrieval companies, such as Nexis search engines and other internet "portal" companies such as Excite and Yahoo;
                         online content websites such as CNet and ZDNet; online community websites such as iVillage and Miningco.com;
                         online personal homepage services such as Geocities and Theglobe.com;
                         publishers, distributors of television, radio and print such as CBS, Disney, NBC and Time-Warner;
                         general purpose consumer online services such as America Online and Microsoft Network; and
                         Web services maintained by internet service providers such as AT&T Worldnet and Earthlink.

                    Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. This may allow them to devote greater resources than we can to the development and promotion of their services.

                    These competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, distribution partners, and advertisers and e-commerce partners. Our competitors may develop services that are equal or superior to Stratabase or that achieve greater market acceptance than ours.

                    In addition, we will compete with television, radio, cable and print (i.e. the traditional advertising media) for a share of advertisers' total advertising budgets. Advertisers may perceive the internet or Stratabase.com to be a limited or ineffective advertising medium, advertisers may be reluctant to devote a significant portion of their advertising budgets to internet advertising, in general, or to advertise on Stratabase.com, in particular.

                    We need to manage our growth effectively.

                    If we develop and increase the size of our business, the demands on our operational systems will also increase. We will be required to further develop our operational and financial systems and managerial controls and procedures. We will also then need to expand, train and manage a team of staff. We do not currently have the resources for this type of expansion and may not be successful in our expansion efforts.


                    We currently have only two employees and one devotes time to other business ventures.

                    We are currently understaffed and have only two employees-our sole officers, Trevor Newton and Fred Coombes. Even if we raise the money from the offering, our plan is to retain the services of independent contractors and/or outside consultants, for the foreseeable future, rather than to hire additional employees. We may not be able to attract qualified individuals to join us. Mr. Newton is our only full time employee. Mr. Coombes is active in other unrelated businesses. He plans to continue these activities, which may cause conflicts of interest with Stratabase in terms of time and business opportunities. Such conflicts may not be resolved in our favor. Furthermore, because of these outside obligations, Mr. Coombes will not be able to devote his full-time to our affairs. However, he has assured us that he will give us enough of his time as he feels is necessary.

                    If we lose the services of Mr. Newton and Mr. Coombes our chances of success will be diminished.

                    We are heavily dependent on the efforts of our limited staff, especially our Chairman of the Board, President, CEO Treasurer and Secretary, Mr. Newton. Except for Mr. Newton, the other officer (Mr. Coombes) and Director (Mr. John Tarves) do not have any significant experience in the internet industry. The loss of the services of any of these individuals, especially Mr. Newton, would be devastating to our plans and significantly diminish our chances of success. Currently, we do not have any employment agreements with any of our officers and other personnel and we do not have key man insurance coverage on Mr. Newton or the others.

                    We are dependent upon the continued growth of the internet.

                    Our future success is substantially dependent on the continued growth in the use of the internet. The internet is relatively new and is rapidly changing. Our business would be adversely affected if internet usage does not continue to grow. This usage may be inhibited for a number of reasons, such as the internet infrastructure not being able to support the demands placed on it, or its performance and reliability may decline as usage grows. Similarly, an adverse affect may be caused by privacy concerns, or by security and authentication concerns with respect to transmission over the internet of confidential information, such as credit card numbers, and attempts by unauthorized computer users to penetrate online security systems.

                    If the internet industry slows down, we will experience a lower than expected number of internet users using our services. This slow down would in turn decrease the attractiveness of our direct marketing products to potential advertisers and result in a reduction in revenues derived from advertising. In addition, an internet industry slow down would result in a reduction in the number of small businesses requiring internet services and therefore reduce the revenues we receive by providing internet services to small businesses.

                    We may not be able to keep up with technological advances.

                    Our market is characterized by rapidly changing technologies, evolving industry standards, frequent new service introductions and changing customer demands. To be successful, we must adapt to a rapidly evolving market by continually enhancing Stratabase's infrastructure, content, information and services to fulfill our users' needs. We could incur additional costs if it becomes necessary to modify services or infrastructure in order to adapt to these or other changes affecting providers of internet services. Our business, results of operations and financial condition could be materially adversely affected if we incur significant costs to adapt, or if we cannot adapt, to these changes.

                    The internet is relatively new and is not established as an advertising medium.


                    In the future, we expect to generate a significant amount of our revenues from internet advertising. The internet advertising market is new and rapidly changing. We are not able to gauge our effectiveness as compared to traditional advertising media. Most of our potential advertising and e-commerce partners have little or no experience using the internet for advertising purposes and they have allocated only a limited portion of their advertising budgets to internet advertising. The adoption of internet advertising, particularly by those entities that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information and advertising products and services.

                    Advertisers who have traditionally relied upon other advertising media may be reluctant to advertise on the internet. Such customers may find internet advertising to be less effective than traditional advertising media for promoting their products and services. Widely accepted standards have not been set by the industry to measure the effectiveness of internet advertising or to measure the demographics of the our user base. If such standards do not develop, advertisers may not choose to advertise on the internet. Furthermore, advertisers and e-commerce marketers may choose not to advertise on Stratabase.com or only willing to pay less for advertising on Stratabase.com if they do not perceive our audience(s) to be valuable. This choice by advertisers could have a material adverse effect on our business, results of operations, and financial condition. In addition, standards for advertising rates on the internet have not been determined. It is difficult to predict which, if any, pricing models for internet advertising will emerge. Accordingly, it is difficult for us to project future advertising rates and revenues, if any.
                    Finally, "filter" software programs that limit or prevent advertising from being delivered to an internet user's computer are available. Widespread use of such software could adversely effect the commercial viability of internet advertising.

                    Governmental regulation and legal uncertainties may have a material effect upon our bottom line.

                    There is an increasing number of laws and regulations pertaining to the internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to:
                         the internet relating to liability for
                         information retrieved from or transmitted over the internet;
                         online content regulation;
                         user privacy;
                         taxation; and
                         quality of products and services.
                    Moreover, the applicability to the internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing. Any new legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the internet, which could in turn decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

                    We may be liable for information retrieved from our websites and the internet.

                    Content may be accessed on our websites or on the websites of our future partners. This content may be downloaded by users and subsequently transmitted to others over the internet. This could result in claims against us based upon a variety of theories, including defamation, obscenity, negligence, copyright or trademark infringement or other theories based upon the nature, publication and distribution of this content. These types of claims have been brought, sometimes successfully, against providers of internet services in the past. We could also be exposed to liability with respect to third party content that may be posted by users in chat rooms or message boards. It is also possible that if any information, including information deemed to constitute professional advice such as legal, medical, financial, or investment advice, provided on Stratabase.com contains errors or false or misleading information, third parties could make claims against us for losses incurred in reliance upon such information. In addition, our websites contains annotated links to other websites. As a result, we may be subject to claims alleging that, by directly or indirectly providing links to other websites, we are liable for copyright or trademark infringement or wrongful actions of third parties through their respective websites. While we will attempt to reduce our exposure to potential liability, the enforceability and effectiveness of such measures are uncertain. Even to the extent that such claims do not result in liability to us, we could incur significant costs in investigating and defending against such claims. Potential liability for information disseminated through us could lead us to implement measures to reduce our exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of our service to users.


                    If we do not develop an effective sales force, we may not generate significant revenues or become profitable.

                    We currently have two employees and no sales team. In order to grow, we must develop an internal advertising sales team. Our ability to do so successfully involves a number of factors. They include:
                         the competition in hiring and retaining
                         advertising sales personnel,
                         the Company's ability to integrate and motivate advertising sales personnel and the length of time, it takes for new advertising sales personnel to become effective.

                    Our failure to develop and maintain an effective advertising sales team would certainly have a negative effect upon our business prospects.

                    Our services are susceptible to disruptive problems, failures and damages to our systems.

                    The technical performance of our network, software and hardware systems is critical to our business and reputation, and to our ability to attract users, advertisers and e-commerce partners. Any network, software or hardware systems failure, including failure, that causes an interruption in our service or a decrease in our responsiveness could result in reduced usage and reduced revenue, and could negatively effect our reputation and operations. We could also be affected by computer viruses, electronic break-ins or other similar disruptions. We must be able to accommodate a high volume of traffic and may experience slower response times for a variety of reasons. An increase in volume of users accessing Stratabase.com could lead to systems failures or slower response times and ultimately reduce advertising revenues. Our users may become dissatisfied by any system failure that interrupts our ability to provide services to them. In addition, our users will depend on third parties such as internet service providers, online service providers, and other website operators for access to Stratabase.com. Each of these providers has experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems in the future. Moreover, the internet infrastructure, in general, may not be able to support continued growth in its use. These are factors, events and occurrences over which we have no control. Yet, they can have a negative impact on our business.


                    Failure of computer systems and software products to be year 2000 compliant could negatively effect our business.

                    We have assessed the Year 2000 readiness of our software. We have also assessed third party vendors, licensors, and providers of hardware, software and services for their Year 2000 readiness. We have now begun our evaluation of the state of readiness, potential risks and costs, and a determination as to whether a contingency plan is necessary. If we and/or our third party vendors are not timely compliant, we may have to cease operations to correct the problems. The cost of such correction could be very significant.



                    Any revenues received in Canadian dollars would decrease in value because of the unfavorable currency exchange rate.

                    Although we are a Nevada corporation, our operations are located in Canada. Accordingly, most of our revenues may be in Canadian dollars. In recent years, the currency exchange rate of the Canadian dollar into the US dollar has steadily dropped. This trend is likely to continue. The continued lowering of the value of the Canadian dollar vis a vis the US dollar, may have a materially adverse effect on our business, results of operations and financial condition.

                    Since no one is obligated to purchase the units, we cannot be certain that even the minimum offering will be sold.

                    No entity, including Stratabase or our officers and directors, has committed to purchase any of the units. So there is no assurance that we will be successful in selling the units. The offering period will terminate
                    on      2,000 unless we extend it for an additional 90
                    days to        2,000. The offering may be terminated
                    earlier if the 800,000 units are sold before the end of the offering period or if we decide to terminate it earlier. We are making this offer on a "best efforts, all or none" basis for the first 400,000 units and on a "best effort" basis only for the remaining 400,000 units. Your moneys will be deposited in an escrow account. If we do not sell at least 400,000 units by
                     , 2000 or by the extended date of      , 2000, your
                    moneys will be refunded without interest. In that case, you may not have use of your moneys for up to 180 days. If we sell only the minimum offering of 400,000 units, we will receive net proceeds of approximately $160,000. If that amount is received, it is likely that we will need further financing in the near future. We may not be able to obtain this financing at reasonable terms or even at all.

                    Since we are attempting to sell the units without the aid of an underwriter, our chances of success are reduced and you do not have an underwriter's expertise to evaluate us.

                    We are not experienced in the business of selling securities. We may, therefore, not be able to complete the minimum offering. In addition to providing selling expertise, an underwriter is also required to conduct a "due diligence" evaluation of any company whose securities it underwrites. In this situation, there is no underwriter, and no one is providing due diligence evaluations on your behalf.

                    Management and principal shareholders have complete control over our company and investors may not have an effective voice in the management of our company.

                    After the minimum offering, our current management and principal shareholders will own approximately 93.3% of the outstanding shares of our common stock. Similarly, after the maximum offering, they will own approximately 87.4% of the outstanding shares of our common stock. Accordingly, in either case, they will be able to control the management policies and conduct of our business.

                    Shares eligible for sale after the offering is completed could negatively affect our stock prices.

                    The prevailing market price of our units, common stock and warrants after this offering could be adversely affected by sales of common stock by the holders of our common stock already outstanding, or the perception that these sales may occur.

                    All of the 5,553,772 shares of the outstanding common stock are "restricted securities", and, after being held for a period of one year, may be sold in compliance with Rule 144 of the Securities Act. Rule 144 provides, in essence, that a person after holding "restricted securities" for a period of one (1) year, may sell an amount that does not exceed:
                         more than one percent of the Company's shares then outstanding within any three month period, (i.e. one percent would equal 55,537 shares as of the date of this Prospectus, 59,537 shares immediately after the successful completion of the minimum offering, and 63,537 shares immediately after the successful completion of the maximum offering. (This one percent calculation does not include any exercise of the redeemable purchase warrants offered by us); or the average weekly trading volume during the four (4) weeks before any sale under Rule 144.

                    Further, under Rule 144, the amount of "restricted securities" which a person, who is not an affiliate of our company, may sell is not limited when his or her shares are held for over two (2) years.

                    If the sale of shares under Rule 144 has a depressive effect upon the market price of our securities, this could make it difficult for us to raise additional capital through the issuance of more securities. Finally, the exercise of the warrants, may also have a depressive effect upon the market price of the our common stock, should one exist.

                    You may not be able to sell our securities unless a public market develops for them.

                    Prior to this offering, there has been no public market for any of our securities and we are not certain that an active trading market for the securities offered will develop or be sustained after this offering. We anticipate that, upon completion of this offering, the units, common stock and redeemable purchase warrants will be eligible for listing on the NASD Over-the-Counter Electronic Bulletin Board. If for any reason, however, our securities are not eligible for continued listing or a public trading market does not develop, you may have difficulty selling your securities should you desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, trading, if any, in our securities would be conducted in the over-the-counter market in what are commonly referred to as "pink sheets". As a result, you may find it more difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

                    We determined our own unit prices and the exercise prices for the warrants.

                    We determined the initial public offering price of the units, as well as the exercise price of the warrants using a number of factors. We considered our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in activities similar to ours and the general conditions of the securities market. They are not predictive of the market price for the units, common stock or the redeemable purchase warrants in the trading market after this offering. You should be aware that the market price of the securities may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations-- especially the securities of internet related companies.

                    Our securities are referred to as "penny stocks" which are not perceived favorably in the market place..

                    The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must:
                         make a special suitability determination for the purchase of such securities;
                         have received the purchaser's written consent to the transaction prior to the purchase;
                         deliver to the purchaser, prior to the
                         transaction, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market;
                         disclose to the purchaser the commission payable to the broker-dealer and the registered representative;
                         provide the purchaser with current quotations for the securities;
                         if the broker-dealer is the sole market maker, he must disclose that fact to the purchaser and his presumed control over the market; and provide the purchaser with monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                    Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities in the secondary market, if one is formed.

                    Our management has broad discretion over the use of proceeds raised in the offering.

                    We intend to use all of the net proceeds of the offering (either minimum or maximum) for working capital and general corporate purposes. Accordingly, the Company's management will have broad discretion as to the application of such proceeds. In this regard, a portion of the funds allocated to working capital will be utilized to pay the salaries of our officers and you do not know what their salaries will be. We do not plan to enter into employment contracts with our officers at this time. Accordingly, their salary increases, if any, cannot be predicted.

                    You cannot exercise the warrants if we do not have a current prospectus.

                    The warrants are exercisable only if a current prospectus is then in effect, and only if such shares are qualified for sale under applicable state securities laws of the states in which the redeemable purchase warrant holders reside. As of the date of this prospectus, our units, common stock and warrants have been qualified in the State of New York only. Accordingly, residents of only New York (or non-U.S. residents) can currently exercise warrants.

                    Our redemption of the warrants may force holders to make an investment decision before they are ready.

                    Commencing on the date of this Prospectus, the warrants are subject to redemption. If we decide to redeem the warrants, holders will lose their rights to purchase shares of common stock issuable upon exercise unless the warrants are exercised before they are redeemed. Holders may be forced to make an investment decision regarding their warrants before they are ready to do so if we send a notice of redemption. Although it is not our intention to do so, we can send the notice when our prospectus is not current. Holders would then not be able to exercise the warrants even if they desired to do so.

                    HOW YOU CAN GET MORE INFORMATION ABOUT US.

                    Stratabase does not presently file reports or other information with the United States Securities and Exchange Commission (the "SEC"). However, following completion of the minimum offering, we will distribute to stockholders at fiscal year end on each December 31st, annual reports containing financial statements that have been audited and reported upon, with an opinion expressed by an independent public accountant and other information as may be required by law. In this regard, upon the completion of the minimum offering herein, we will be subject to the informational requirements of the Securities Exchange Act and are required to file reports, proxy statements and other information with the SEC.

                    The reports, proxy statements and other information that we will file will be available for inspection and copying (for a specified fee) at the SEC's public reference room located at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, and the public reference facilities in the SEC's Northeast Regional Office, 7 World Trade Center, New York, New York 10048; and its Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 2400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the United States Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549 upon payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for more information on the operation of its Public reference Rooms. The SEC also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. This Web Site can be accessed at http: /www.sec.gov.

                             USE OF PROCEEDS

                    After deduction of the estimated expenses of the issuance and distribution of the securities we will receive net proceeds of $160,000 if we are successful in completing the minimum offering, and $360,000 if we are successful in completing the maximum offering. If we are successful in completing either the minimum or maximum offering, we intend to use the net proceeds thereof for working capital and other general corporate purposes, including advertising. We may also use a portion of the proceeds for strategic alliances and acquisitions. We have not yet determined the amount of net proceeds to be used specifically for each of these purposes. Therefore, our management will have significant flexibility in applying the net proceeds of either the minimum or maximum offering.

                    We anticipate applying the proceeds of this offering as soon as they are available (i.e. completion of the minimum offering) and continuing over the following 12 months. We believe that the proceeds of the maximum offering will be sufficient to satisfy our requirements over this period without the necessity of obtaining additional funds. However, we believe that if only the minimum offering is completed, additional funds may be required which may not be available to us, or, if available, not on reasonable terms. In addition, if we experience a change in circumstances or business conditions we may need additional financing even if the maximum offering is completed. Finally, any proceeds which we receive from the exercise of the warrants shall be applied to working capital.


                             DIVIDEND POLICY

                    We have never declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

                              CAPITALIZATION

                    We are currently authorized to issue 25,000,000 shares of common stock. As of today, we have issued, 5,553,772, shares of common stock, for a total capital contribution of $236,609. The following table shows the number of issued and outstanding shares of common stock as of the date of this prospectus and which will be outstanding in the event of the successful completion of both the minimum and maximum offerings:

                    Shares Outstanding                        5,553,772

                    Shares to be outstanding
                    in the event of the successful
                    completion of the minimum
                    offering-                                 5,953,772

                    Shares to be outstanding
                    in the event of the successful
                    completion of the maximum
                    offering                                  6,353,772

                    This table does not reflect the effect that the possible exercise of the warrants will have. Each share of our common stock has equal, noncumulative voting rights and participates equally in dividends, if any. The common stock has no sinking fund provisions applicable to it. The shares are fully paid for and nonassessable when issued. Except for the warrants offered herein, there are no outstanding options, warrants, or rights to purchase any of the securities of the Company and we do not plan to issue any.

                    The following table sets forth our capitalization at June 30, 1999, on an actual (audited) basis and on a pro forma basis (unaudited) after giving effect to the minimum offering herein (assuming no exercise of the warrants). This table should be read in conjunction with our financial statements and notes, as well as "Summary Financial Data", appearing elsewhere in this
                    Prospectus:

                                                            June 30, 1999
                                                    Actual       Pro Forma
                                                   (audited)   (unaudited)
                    Debt:
                         Short-term debt           $3,828       $3,828
                         Long-term debt             -0-           -0-
                    Stockholders's Equity:
                         common stock              $5,544      $9,544
                         Additional Paid-in
                    Capital                        231,065     387,065
                         Deficit Accumulated During
                         Development Stage       (67,512)     (67,512)
                              Total
                    Stockholders' Equity         $169,097     $329,097
                              Total
                     Capitalization              $172,925     $332,925

                                 DILUTION

                    Our net tangible book value as of June 30, 1999 (based upon the 5,553,772 shares outstanding) was approximately $.03 per share of common stock. Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the total number of outstanding shares of common stock at June 30, 1999. If we assume the sale of the minimum number of units offered, 400,000, the pro forma net tangible book value per share as of June 30, 1999 would be approximately $.06. This would result in an immediate dilution to new shareholders (i.e. the difference between the purchase price of the units, assuming no value assigned to the warrants, and the net tangible book value per share after the minimum offering) of $.44 per share, or approximately 88% of the purchase price, and an increase in the net tangible book value to the present shareholders, at no additional cost to them, of approximately $.03 per share.

                    Alternatively, if we assume the sale of the maximum number of units being offered, 800,000, the pro forma net tangible book value per share as of June 30, 1999 would be approximately $529,097 This would result in an immediate dilution to new shareholders of $.42 per share, or approximately 84% of the purchase price, and an increase in the net tangible book value to the present shareholders, at no additional cost to them, of approximately $.05 per share. The following table illustrates this per share dilution under both the minimum and maximum offerings, assuming receipt of the net proceeds of both and no value being assigned to the warrants:





                                             Minimum   Maximum
                                             Offering  Offering

                    Public offering price
                    per share                       $.50   $.50

                    Net tangible book value per
                    share as of
                    June 30, 1999                   $.03    $.03

                    Increase per share attributable
                    to new shareholders             $.03    $.05

                    Pro forma net tangible book value
                    per share as of June 30, 1999
                    after offering                  $.06    $.08

                    Dilution per share to
                    new shareholders                $.44    $.42

                    The following tables summarize, as of June 30, 1999, the number of our shares previously purchased, the total consideration and the average price per share paid by existing stockholders and to be paid by purchasers in the minimum and maximum offering, assuming that no value is attributed to the warrants:

                                      Minimum Offering (400,000 Units)
                                                         % of Total
                                                            Avg.
                              Total    % of    Capital   Effective   Price
                              Shares    Total   Cash      Cash        Per
                              Purchased Shares  Contrib.  Contrib.   Share
                    New Share-
                    holders(l) 400,000  06.7%  $200,000 45.8%    $.50
                    Old Share
                    holders   5,543,772  93.3% 236,609  54.2%    $.04

                    Total 5,943,772 100.  0% $436,609   100.0%    $.07

                                        Maximum Offering (800,000 Units)

                    New Share
                    holders 800,000   12.6% $400,000   62.8%      $.50


                    Old Share
                    holders 5,543,772 87.4%  236,609   37.2%        .04

                    Total 6,353,772  100.0%   $636,609 100.0%      $.10

                                   BUSINESS

                              Incorporated on November 18, 1998, we are a development stage corporation. Our objective is to become one of the internet's leading direct marketers and providers of internet services to small businesses. The key element of our strategy is the compiling of databases of marketing information about internet users. To compile the database, we will provide free information and free services, such as internet-based news, newsletters and videos, to internet users in return for their personal information such as names and e-mail addresses. The users receiving the free services will be asked to consent to the use of their personal information for direct marketing purposes. We believe we can develop large databases of information about internet users including their interests and various demographic information which would be of great value to advertisers. Using our compiled database, we then intend to conduct internet-based direct marketing programs on behalf of advertisers. The direct marketing will consist of presenting online advertisements to users in our database who have consented to receive specific information about products and services. If the users are interested in the advertisements presented to them, they will be asked to respond to the advertisers by e-mail. Our primary source of revenues will be the fees charged to advertisers for providing these direct marketing services.

                              As an additional source of revenue, we are also developing our capability to provide internet-related services to small businesses or businesses which are independently owned and operated and which are not dominant in their field of operation. Services to small businesses include:
                                   designing websites,
                                   updating and maintaining their
                                   websites;
                                   producing and editing informational
                                   or advertising video tapes; and
                                   hosting their websites on our
                                   servers for accessing by internet
                                   users.
                              For the period from November 18, 1998
                              through the present, our activities
                              related primarily to the recruitment of
                              independent contractors and suppliers, and the establishment of our organizational and technical infrastructure. As our business develops, we expect revenues to come partly from sales of advertising and direct marketing opportunities on our websites and partly from the sale of internet services to small businesses.

                              Industry overview.

                              The internet is a rapidly growing global computer network for collecting and exchanging information, communicating, and conducting business. The growth of this computer network is driven by inexpensive web access, inexpensive website production costs, and businesses wishing to capitalize on the potential revenues which may result from effective advertising.

                              Effective internet advertising requires
                              the targeting of specific audiences who
                              consent to be the recipients of specific information about products.

                              We intend to conduct direct marketing to only those users in our databases who have expressly consented to receive specific information about products from advertisers. The internet allows advertisers to target specific audiences, based on their personal information and interests. The effectiveness of internet advertising efforts can be monitored by the number of times an ad is viewed and counting the number of people who respond to the ad. We believe that internet advertising will become more effective as more personal information about internet users is gathered. We also believe that the problem to date with internet advertising is that there are very few companies who understand how to conduct effective online direct marketing programs for advertisers. We believe that our strategy of first compiling a database of internet users who consent to the receipt of specific information from advertisers is essential to the development of an effective direct marketing programs for advertisers. By marketing to users who have requested specific marketing information, we will deliver quality marketing information and programs to our advertisers targeted at specific audiences. In this way, we enhance the effectiveness of our direct marketing programs.

                              Internet users demand quality information and service.

                              A vast amount of information is being
                              added to the internet every day and the
                              quality of this information is often low.
                              We believe that high quality information will have a high perceived value to internet users. By providing this information free of charge, we believe internet users will have an incentive to access it, and voluntarily provide their personal information such as names and email addresses. This information, in turn, can then be added to our databases ultimately to be used to conduct direct marketing programs. We also believe that we can provide free services to internet users, such as information delivery via e-mail, in return for users' personal information.

                              Small businesses demand quality web
                              services.

                              Our management believes that as the web
                              expands and develops, there will be an
                              increasing number of small businesses who require web services - be they video production for the web, website design, or website hosting. We believe that there is substantial demand for these services, and that such demand will continue to grow in the coming years as more and more small businesses seek to develop a presence on the web for themselves.

                              We are taking the following specific
                              actions necessary to achieve our business goals.

                              Our objective is to become one of the
                              internet's leading direct marketers. We
                              also intend to deliver internet services to small businesses. We believe we can develop large databases of information about internet users including their interests and various demographic information which is of use to advertisers.
                                   In the fourth quarter of 1999, we
                                   intend to launch a website focused
                                   solely on providing news. We expect
                                   that internet users will find the
                                   site highly useful, and will provide
                                   us with their personal information
                                   in order to have full access to the
                                   website. We intend to market and
                                   advertise the website heavily during
                                   the next twelve months through both
                                   online and offline advertising
                                   programs. We believe this website
                                   will add thousands of users to our
                                   databases during the next year.

                                   In the fourth quarter of 1999, we
                                   also intend to launch a website
                                   which provides internet users with
                                   incentives to receive advertisements
                                   via e-mail. Users will receive free
                                   enrollment, and receive various free
                                   products and services in return for
                                   viewing advertisements from
                                   corporate sponsors. We intend to
                                   market this website through online
                                   and offline advertising programs
                                   during the next twelve months. We
                                   expect to sign up thousands of users
                                   during that time.
                              We believe that the development our
                              databases of information regarding our
                              users, will be a valuable direct marketing product to offer advertisers.

                              When will our development stage be
                              completed?

                              We believe that by mid-year 2000 we will have developed a useful database of information on our users. We will then have a product of high perceived value to advertisers interested in conducting direct marketing campaigns. We believe we can sell direct marketing programs to advertisers who are interested in reaching the internet users in our databases who have provided us with their permission to be marketed to.

                              Users seek well organized websites.

                              We believe that internet users seek well organized online communities (websites) specific to given products, information or services. We believe that, when structured around proprietary and nonproprietary databases which encourage continued usage, a significant core of frequent users can result. Our management feels that users are seeking:
                                   indexing that enables users to
                                   efficiently locate quality and
                                   relevant website information
                                   (content),
                                   proprietary content and data
                                   developed by knowledgeable
                                   contributors, and
                                   associated services which enhance
                                   the value of the community.

                              In addition, we believe that internet
                              advertisers and e-commerce marketers are seeking highly targeted audiences with interest in purchasing goods and services online.

                              The demand for services offered by us will grow.

                              Management believes that as the world wide web expands and develops, an increasing number of individuals, businesses and organizations will require the sophisticated web services that we offer including:
                                   direct marketing programs
                                   online video production;
                                   video editing;
                                   distribution of useful information
                                   (news, newsletters);
                                   web design;
                                   hosting and maintenance of websites
                                   for small businesses.

                              We believe that there is substantial
                              demand for these services, and that the
                              demand will continue to grow in the coming years as more and more companies seek to develop a sophisticated web presence.

                              Our objective and strategy

                              Our objective is to become a leading
                              source for video production, video
                              content, video editing, website designing, hosting and maintaining websites, and online direct marketing. In this regard, we plan to provide an engaging experience for those who use our websites. Additionally, we will attempt to provide effective marketing solutions for our advertisers by creating databases of users who have consented to be targeted for the receipt of advertisements for narrowly defined topics and products. The key elements of our strategy are:

                                   Build databases of users who have
                                   expressed an interest in the
                                   products of advertisers .

                              We believe that developing and delivering to advertisers, proprietary and nonproprietary databases containing information about users who have expressed an interest in the products which are specific to each website is critical to attracting and retaining users, advertisers and e-commerce partners. We believe that combining narrowly defined information resources and making it easily searchable and accessible is the most effective way of generating information targeted for specific advertisers.

                                   Focus on creating e-commerce.

                              We believe that successful websites need to focus on creating opportunities for their advertisers to sell goods and services to users of the websites. By having this as our focus from the start, we believe this factor will differentiate our websites from others which have tended to focus less on the e-commerce aspect.

                              Dealing with internet regulations

                              Several federal and state statutes
                              prohibit the transmission of certain types of indecent, obscene or offensive content over the internet to certain persons. In addition, pending legislation seeks to ban internet gambling and federal and state officials have taken action against businesses that operate internet gambling activities. An overly broad interpretation and enforcement of these statutes and initiatives, may result in limitations on the type of content and advertisements available on Stratabase.com. Present or future legislation regulating online content could dampen the growth in the use of the internet generally and decrease the acceptance of the internet as an advertising and e-commerce medium. This could have a material adverse effect on our business, results of operations and financial condition.

                              We have no intention of running
                              pornography or gambling  sites. The
                              relevance of this disclosure is that we run computer servers which internet users can use to conduct realtime chat or to post messages in order to communicate with each other. On occasion, internet users have been known to abuse these services and post messages of an adult or obscene nature (this happens on AOL quite frequently). These users could leave us in a potentially damaging position because the objectionable content would be physically residing on our computer servers, and if the content were of a regulated nature, we could be deemed responsible. While we intend to do everything that we reasonably can to ensure such an event does not transpire, this is a possibility you should be aware of.

                              We will meet the competition.

                              Spending has increased significantly with the rising number of businesses competing for users, internet advertisers' and e-commerce marketers'. We expect that the competition will continue to increase because there are no substantial barriers to entry into the market.
                              We intend to meet the competition by
                              focusing on the following factors:
                                   the quality of information (content)
                                   displayed at our websites,
                                   information and services we provide
                                   compared to our competitors,
                                   the ease of the use of the services
                                   we develop as compared to those of
                                   our competitors,
                                   the timing and market acceptance of
                                   new and enhanced services we or our
                                   competitors develop, and
                                   sales and marketing efforts.

                              Mr. Newton will devote his full time to
                              our business.

                              As of the date of the prospectus, we have two employees --Mr. Newton, Chairman of the Board, President, Secretary, Treasurer and CEO and Mr. Coombes, Vice President of Corporate Development and a Director. Only Mr. Newton is devoting his full-time efforts to the company. Neither have a collective bargaining agreement with the Company.
                              Currently, the Company retains the
                              services, on an as needed basis, of
                              independent contractors and/or outside
                              consultants. If at least the minimum
                              offering is successfully completed, we
                              intend to continue to retain independent contractors and/or outside consultants as service providers for the foreseeable future. We will also retain additional full-time employees when considered cost-effective to do so.

                              Mr. Newton oversees the technical and
                              marketing sides of the business, and the tasks themselves are generally carried out by independent contractors and outside consultants as much as possible. However, we understand that in some instances it will be more cost-effective to hire full-time employees should suitable candidates be found. We will hire full-time employees when appropriate. In all instances, Mr. Newton will continue to oversee any and all of our contractors, consultants, and employees. Additionally, he will oversee all aspects of operations including technical development and marketing.

                              Our properties, equipment and primary
                              agreements

                              We do not own any real property. All costs described in this section are stated in U.S. dollars as converted from Canadian dollars. Accordingly, the costs may vary to some degree with the currency exchange rate. Our offices are approximately 750 square feet located at 34314 Marshall Road, Suite 203, Abbotsford, B.C., V2S1L2, Canada. The office is leased for one year lease commencing on March 1, 1999. The monthly rent is $634.50. We believe that the facilities will be adequate for the foreseeable future.

                              We lease a Bandwidth/Connectivity (-fiber optic line) from BCTEL.. It is the subject of a three year agreement which commenced on May 1, 1999, and calls for a monthly fee of $1,000.

                              In addition, we have entered a two year
                              contract for a Newsfeed with COMTEX which commenced on June 1, 1999. The contract requires monthly payments of $3,400 plus royalties. The royalties will equal 25% of all advertising revenues us resulting from users accessing the COMTEX's online newsfeed to our websites.

                              Finally, we pay an annual premium of
                              $1,354 for a one year term comprehensive general liability insurance policy with the following coverages:
                                   general liability for $1,354,200;
                                   Software for $15,000;
                                   Hardware for $34,000;
                                   Flood/Earthquake for $185,000); and
                                   Replacement Costs of contents for
                                   $68,000.





                              MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                              The following discussion and analysis
                              should be read in conjunction with the
                              financial statements and notes thereto
                              appearing elsewhere in this prospectus.
                              This discussion contains forward-looking statements that involve risks and uncertainties.

                              Operations

                              We are in the development stag and have
                              not generate revenues from our inception to June 30, 1999 having incurred primarily only start-up and organizational expenses. Accordingly, our financial results, from inception to June 30, 1999, are not meaningful as an indication of future operations.

                              We are presently engaged in the
                              development of free services for internet users(such as internet based news, newsletters, and videos) in return for users' personal information. We will then compile lists of users from which we will conduct internet based direct marketing programs on behalf of advertisers.

                              We are also developing our capabilities to provide internet related services to small businesses. These services include video taping and editing and designing, maintaining and hosting those websites. For the period from our incorporation on November 18, 1998 through June 30, 1999, our activities related primarily to the recruitment of independent contractors and suppliers, and the establishment of its organizational and technical infrastructure. As our business develops, we anticipate that revenues will be derived partly from the sale of advertising and direct marketing opportunities on our website and partly from the sale of our online video production services and web services. Further into our development, it is anticipated that e-commerce will play an increasing revenue role. E-commerce revenues will likely come from revenue sharing agreements with merchants whose sites are affiliated with our websites that are now being developed. Any revenues that we derives from revenue sharing arrangements will be recognized by us upon notification from our e-commerce merchant partners of sales attributable to our websites.

                              The expected significant costs related to our operation will be the purchase of:
                                   hardware;
                                   software;
                                   a bandwidth fiber optic line;
                                   data acquisition costs;
                                   human resource costs; and
                                   advertising and market costs.


                              Our liquidity and capital resources

                              From inception through June 30, 1999, we received $236,609 in net proceeds from an investor and our founders.. As of June 30, 1999, we had approximately $152,500 in cash and cash equivalents. To date, we show negative cash flows. We expect losses from operations and negative cash flow to continue for the foreseeable future. If our revenues, and our spending levels are not adjusted accordingly, we may not generate sufficient revenues to achieve profitability. Even if we achieve profitability, we may not sustain or increase such profitability on a quarterly or annual basis in the future. We currently anticipate the net proceeds from the maximum offering, together with available funds, will be sufficient to meet our anticipated needs for at least 12 months. We may need to raise additional funds in the future in order to fund more rapid expansion, to develop new or enhanced services, to respond to competitive pressures or to acquire complementary businesses, technologies or services. The need to raise additional funds may arise especially if we only complete the minimum offering or if significantly less than the maximum offering is completed. We cannot be certain that any required additional financing will be available on terms favorable to us. If additional funds are raised by the issuance of our equity securities, such as through the exercise of the redeemable warrants, then existing stockholders may experience dilution of their ownership interest and such securities may have rights senior to those of the then existing holders of common stock. If additional funds are raised by our issuance of debt instruments, we may be subject to certain limitations on our operations. If adequate funds are not available or not available on acceptable terms, we may be unable to fund our expansion, take advantage of acquisition opportunities, develop or enhance services or respond to competitive pressures.

                              Impact of the Year 2000 issues

                              Many currently installed computer systems and software products are coded to accept or recognize only two digit entries in the date code field. These systems may recognize a date using "00" as the year 1900 rather than the year 2000. As a result, computer systems and/or software used by many companies and governmental agencies may need to be upgraded to comply with such Year 2000 requirements or may risk system failure or miscalculations causing disruptions of normal business activities.

                              We are assessing Year 2000 issues

                              The Company has begun to assess the Year
                              2000 readiness of its information
                              technology ("IT") systems, including the hardware and software that enable us to provide and deliver our services. Our assessment plan consists of:
                                   quality assurance testing of our
                                   internally developed software
                                   incorporated in our websites;
                                   contacting third- party vendors and
                                   licensors of material hardware,
                                   software and services that are both
                                   directly and indirectly related to
                                   the delivery of our services;
                                   contacting vendors of material
                                   non-IT systems;
                                   assessment and repair or replacement
                                   requirements;
                                   repair or replacement;
                                   implementation; and
                                   creation of contingency plans in the
                                   event of Year 2000 failures.

                              Our Year 2000 assessment plan will be
                              completed by November 1999.

                              We are now in the "assessment and repair or replacement" stage of our assessment plan. The last stage of our assessment plan, "the creation of contingency plans in the event of Year 2000 failure" will be completed by November , 1999.

                              We do not possess the information
                              necessary to estimate the potential costs of addressing year 2000 issues.

                              To date, we have not incurred any material costs in identifying or evaluating Year 2000 compliance issues. At this time, we do not possess the information necessary to estimate the potential costs of unanticipated revisions to our software should such revisions be required or the replacement of third-party software, hardware or services that are determined not to be Year 2000 compliant. Although we do not anticipate that such expenses will be material, such expenses, if higher than anticipated, could have a material adverse effect on our business, results of operations and financial condition.


                              We are not aware of any year 2000
                              compliance problems relating to our own
                              software or systems.

                              We are not currently aware of any Year
                              2000 compliance problems relating to our software or systems that would have a material adverse effect on our business, results of operations and financial condition, without taking into account our efforts to avoid or fix any problems. There can be no assurance that we will not discover Year 2000 compliance problems in our software that will require substantial revisions or replacements. In addition, there can be no assurance that third-party software, hardware, or services incorporated into our systems will not need to be revised or replaced, which could be time consuming and expensive. Our failure to fix our software or to fix or replace third-party software, hardware or services on a timely basis could result in lost revenues, increased operating costs and other business interruptions, any of which could have a material adverse effect on our business, results of operations and financial condition. Moreover, failure to adequately address Year 2000 compliance issues in our software and systems could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend. In addition, there can be no assurance that governmental agencies, utility companies, internet access companies, third-party service providers and others outside our control will be Year 2000 compliant. The failure by such entities to be Year 2000 compliant could result in a systematic failure beyond our control, such as prolonged internet, telecommunications or electrical failure. That type of failure could prevent us from delivering our services, decrease the use of the internet or prevent users from accessing our websites any of which would have a material adverse effect on our business, results of operations and financial condition.

                                  MANAGEMENT

                              Our Directors and Executive Officers

                              The following sets forth the names and
                              ages of our directors and executive
                              officers.

                              Name               Age       Position

                              Trevor Newton       30        President,
                                                            Secretary,
                                                             Treasurer,
                                                             Chairman
                                                            of the Board
                                                            of
                                                             Directors,
                                                             Chief
                                                            Operating
                                                             and
                                                        Executive
                                                        Officer

                              Fred Coombes   46       Vice President of
                                                           Corporate
                                                     Development and
                                                     Director

                              John Tarves     45       Director


                              TREVOR NEWTON, since our incorporation to the present has been our President , secretary, treasurer, Chairman of the Board of Directors, Chief Operating and Executive Officer. From June, 1993 through August 1994, Mr. Newton was employed as a Statistical Analyst with the British Columbia Gas Co. Thereafter, from August 1994 until December 1995, Mr. Newton taught Economics and Statistics at the University College of Fraser Valley. From February 1996 until October 1996, Mr. Newton was a registered representative with Global Resource Investment, a broker-dealer located in Southern California. From October 1996 until September 1999, Mr. Newton was employed in various capacities at Stockscape.com, a publicly traded producer of a financial website which has published dozens of financial newsletters and delivered financial information, such as stock quotes and news, to its users 24 hours a day. His responsibilities at Stockscape included the overseeing of all aspects of operations such as programming, content development, technical infrastructure and marketing.

                              FRED COOMBES, since our inception to the present, has been one of our Directors and since January 20, 1999 to the present our Vice-President of Corporate Development. Since 1987 to the present, Mr. Coombes has also acted as the President of Co-ab Marketing, Ltd., an investor and corporate relations firm and since October 1995 as President and Director of Yuma Copper Corp., a mineral exploration firm. In addition, Mr. Coombes has been retained as an outside investor relations consultant to the NBG Radio Network. Presently, he devotes minimal time to our affairs. Upon the successful completion of the minimum offering, Mr. Coombes, who plans on continuing with his other outside responsibilities, will devote as much time to our affairs as he deems necessary for it to achieve its goals. There can be no assurance that any conflicts of interest that may arise from these outside activities will be resolved in our favor.

                              JOHN TARVES has been one of our Director since our incorporation. Since 1979, Mr. Tarves has been a secondary school teacher in the Chichester School District in Boothwyn, Pennsylvania. He is a member of the school district's Technology Leadership Team and has initiated an internet usage program in the classroom. Mr. Tarves has a B.A. degree from St. Francis College (Loretto, PA) and an M.A. degree from Fairfield University (Fairfield, CT.).

                              Our Directors have been elected to serve until the next annual meeting of stockholders and until their successor(s) have been elected and qualified, or until death, resignation or removal.

                              Executive Compensation

                              The following table sets forth information with respect to compensation paid we paid for the period ended December 31, 1998 for services of the executive officers. We have not paid any executive officer in excess of $100,000 (including salaries and benefits) during the period ending December 31, 1998. We do not expect to pay compensation to any person in excess of $100,000 for the twelve months ending December 31, 1999. A portion of the net proceeds of the offering herein will be used to pay at least a portion of officers' salaries.

                              Summary of Annual Compensation
                              Name and  Principal Position  Year  Salary

                              Trevor Newton, Chairman of
                              the Board, President, Secretary,
                              Treasurer and Chief Operating
                               and Executive Officer          1998   $0

                              Fred Coombes,
                              Vice President of Corporate
                              Development and Director       1998   $0


                              Messrs. Newton and Coombes, as founders or promoters of Stratabase were issued 2,422,400 and 732,300 shares of the common stock, respectively, for nominal consideration (i.e $.0025 per share).We have not, nor do we intend to, in the foreseeable future, enter into any employment agreements with executive officers. We have no other compensation plans for our executive officers. However, we plan to institute an executive employee stock option plan in the future, the terms of which have not been determined or agreed upon. In addition, in the future, the Company may consider an executive bonus plan.

                              Upon the successful completion of the
                              minimum offering, we will pay salaries to Messrs. Newton and Coombes at an annual rate of $60,000 and $ 36,000, respectively. From February 1999 to the
                              present , Mr. Newton has been paid $5,000 per month in salary. Mr. Coombes has not been paid any compensation in 1999, nor has he accrued any compensation. We intend to pay salaries from the net proceeds of the offering allocated to working capital and revenues from operations.

                              We do not compensate Directors

                              We do not pay our directors any
                              remuneration for their service. However, they are reimbursed for their out-of-pocket expenses associated with meetings of the Board of Directors. Mr. John Tarves, a Stratabase director, was issued 25,000 shares of the common stock, for nominal consideration (i.e. $.0025 per share). We do not maintain a stock option plan for Directors.


                        INDEMNIFICATION

                              Our by-laws provide for the
                              indemnification of officers and directors to the fullest extent possible under Nevada law against expenses (including attorney's fees), judgements, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of Stratabase. We are also granted the power, to the maximum extent and in the manner permitted by Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgements, fines, settlements and other amounts actually and reasonably incurred in connection with any lawsuits arising by reason of the fact that such person is or was an agent of Stratabase.

                              Our Certificate of Incorporation limits or eliminates the personal liability of officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

                              Concerning whether indemnification for
                              liabilities arising under the Securities
                              Act may be permitted to our officers,
                              directors and controlling persons, we were advised by legal counsel that in the opinion of the SEC such indemnification of officers, directors and controlling persons is against public policy, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than expenses actually incurred or paid by an officer, director or controlling person in successful defense the lawsuit) is asserted by any officer, director or controlling person in connection with these securities being registered, we will, then, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of that issue.


                      CERTAIN TRANSACTIONS

                              At the time of incorporation, we
                              authorized the issuance of 25,000 shares of common stock, no par value. To facilitate a public offering of our securities, we authorized on January 20, 1999, the amendment of our certificate of incorporation to effect certain changes, which were:
                                   a change in the par value of the
                                   common stock to $.001 par value; and

                                   an increase in the number of shares
                                   of common stock authorized to
                                   25,000,000 shares.
                              Unless stated otherwise, all stock
                              transactions in this prospectus are stated as if they had already occurred..

                              In February, 1999, we issued shares of
                              common stock, at $.001 par value, to our founders as follow:
                                   2,422,400 to Trevor Newton;
                                   1,464,072 to Mary Martin;
                                   732,300 to Fred Coombes; and
                                   25,000 to John Tarves.
                              In each case, the consideration was
                              nominal, i.e. $.0025 per share.

                              In addition to the above, we issued to our previous counsel, Thomas Boccieri, 10,000 shares of common stock in lieu of receiving an additional $2,500 towards his legal fee.

                              In March, 1999, we privately sold 900,000 shares of our common stock, at a price of $.25 per share, to one affiliated investor for a total of $225,000. To date, $75,000 of the proceeds have been utilized for hardware, software, programming and computing fees, content acquisition, general operations, salaries, connectivity and costs associated with this offering. The balance was retained for operating funds. The investor, New Horizons LP, is affiliated with one of our founders, Ms. Mary Martin in that its general partner and a minority limited partner is Ms. Martin's husband, Joe MacDonald.

                              We have not adopted any provisions,
                              resolutions or bylaws regarding related
                              party transactions nor do we intend to do so in the future.

                              In connection with each of these stock
                              issuances, we relied upon the exemption
                              from registration provided under Section
                              4(2) of the Securities Act.



                     PRINCIPAL SHAREHOLDERS

                              The following table contains information concerning:
                                   those persons whom we know
                                   beneficially own more than 5% of our
                                   outstanding shares of common stock;
                                   each of our officers and directors;
                                   and
                                   all of our officers and directors as
                                   a group.



                                         Beneficial      % of Ownership
                                        Ownership Prior   After an
                                         to Offering      Offering
                                                              of
                              Officers,
                              Directors, 5%  No. of    400,000  800,000
                              Shareholders  Shares  %  Units    Units

                              Trevor Newton
                                           2,422,400 43.6% 40.7% 38.1%
                              Mary Martin  1,464,072 26.4% 24.6%  23.0%
                              Fred Coombes 732,300   13.2% 12.3%   11.5%
                              John Tarves  25,000    .5%   .4%    .4%
                              New Horizons LP 900,000 16.2% 15.1% 14.2%

                              All directors and
                              executive officers
                              as a Group
                              (3 persons) 3,179,700 57.3%. 53.4% 50.0%

                              The persons or entities named in this
                              table, based upon the information they
                              have provided to us, have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The shares beneficially owned and percentage of ownership are based on the total shares outstanding before this offering and the total shares to be outstanding after both the minimum and maximum offerings assuming no exercise of any of the warrants contained in the units.

                              DESCRIPTION OF UNITS

                              The Units

                              We are offering a minimum of 400,000 units and a maximum of 800,000 Units directly to the public pursuant to this Prospectus. Each unit consists of one share of common stock, $.001 par value, and one Class A redeemable purchase warrant to purchase one share of common stock at $1.00, one Class B redeemable purchase warrant to purchase one share of common stock at $3.00 and one Class C redeemable purchase warrant to purchase one share of common stock at $5.00. The warrants will be immediately detachable and transferable if we successfully complete the minimum offering.

                              Common stock

                              We are authorized to issue 25,000,000
                              shares of common stock, $.001 par value.
                              After being sold pursuant to this
                              offering, our shares of common stock are not subject to further assessment or call. The following summary description of the common stock is qualified in its entirety by reference to our Certificate of Incorporation, as amended, and our Bylaws, as amended. There is no provision for cumulative voting with respect to the election of directors by holders of our common stock. Holders of common stock:
                                   have equal rights to dividends from
                                   funds legally available for that
                                   purpose, when and if declared by our
                                   board of directors;
                                   are entitled to share ratably in all
                                   of our assets available for
                                   distribution to holders of common
                                   stock upon liquidation, dissolution
                                   or winding up of our affairs; and
                                   do not have preemptive rights,
                                   conversion rights, or redemption of
                                   sinking funds rights.
                              We have not paid dividends since inception and do not intend to do so in the foreseeable future.

                              The Redeemable Purchase Warrants

                              The Class A, Class B and Class C warrants, none of which are presently outstanding, will be exercisable from the effective date of this offering at a price of $1.00, $3.00 and $5.00 per share of common stock, respectively, at any time after we successfully complete the minimum offering until 6 months, 12 months and 18 months, respectively. We reserve the right to extend each warrant exercise period, or any of them, at anytime, and/or to reduce the exercise price(s) by up to 50% upon 30 days prior written notice. One warrant is required for the purchase of one share of common stock. The following discussion of the warrants does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement. The essential provisions of the warrants are as follows:

                                   The warrants, which will be issued
                                   pursuant to a Warrant Agreement
                                   between us and our warrant agent,
                                   Security Transfer Corp., will be in
                                   registered form and, after
                                   successful completion of the minimum
                                   offering, may be sold, assigned or
                                   conveyed separately and apart from
                                   the common stock component of the
                                   Units.
                                   Upon the successful completion of
                                   the offering herein and during the
                                   remainder of the term of the
                                   warrants, we may, at our option and
                                   on 30 days' prior written notice
                                   mailed to the warrant holders, call
                                   and/or redeem, in whole or in part,
                                   the warrants at price of $0.01 per
                                   A, B or C warrant if the average bid
                                   price of the common stock for any
                                   seven trading days during a 10
                                   consecutive trading day period is
                                   greater than 20% above the
                                   respective exercise price.
                                   The holders of the warrants are
                                   protected against dilution of their
                                   interests represented by the number
                                   of shares of common stock underlying
                                   the warrants upon the occurrence of
                                   certain events, including stock
                                   dividends, splits, mergers,
                                   reclassifications, and sale by us of
                                   shares of common stock below the
                                   then book value, other than sale to
                                   employee benefit and stock option
                                   plans.
                                   The holders of the warrants have no
                                   right to vote on matters submitted
                                   to our shareholders and have no
                                   right to receive dividends. The
                                   holders of the warrants are not
                                   entitled to share in our assets in
                                   the event of liquidation,
                                   dissolution, or the winding up of
                                   our affairs.
                                   We do not have an exemption from
                                   registration with the SEC for the
                                   issuance of the common stock upon
                                   the exercise of the warrants. So, in
                                   order for the holder to exercise the
                                   Warrant, we are therefore required
                                   to have a current, effective
                                   registration statement on file with
                                   the Commission and have satisfied
                                   the "Blue Sky" registration
                                   requirements of the applicable
                                   regulatory authority of the state in
                                   which the holder of a warrant
                                   resides. Therefore, we will be
                                   required to file post-effective
                                   amendments to our registration
                                   statement when subsequent events
                                   require such amendments in order to
                                   continue the registration of the
                                   shares of common stock underlying
                                   the warrants. Although it is our
                                   intention to both maintain a current
                                   prospectus and meet the requirements
                                   of the regulatory authorities of the
                                   State of New York during the term of
                                   the warrants, there can be no
                                   assurance that the Company will be
                                   in a position to keep its
                                   registration statement current and
                                   effective or to meet the
                                   requirements of any state regulatory
                                   authority. It is not our intention
                                   to call and/or redeem the
                                   outstanding warrants, if our
                                   prospectus is not current or if we
                                   are not in compliance with the
                                   requirements of an appropriate state
                                   regulatory authority.

                              After our offering is successfully
                              completed.

                              Before this offering, there has been no
                              public market for our units, shares of
                              common stock and Class A, Class B and
                              Class C warrants. We cannot assure you
                              that a public trading market for any of
                              our securities will ever develop or, if
                              one develops, that it will be maintained.

                              If we complete our minimum offering, but before the exercise of any of the warrants, we will have outstanding 5,953,772 shares of common stock. Similarly, if our maximum offering is completed, we will have 6,353,772 shares of common stock outstanding. Of the shares outstanding, if our minimum offering is completed, 400,000 shares (and if the maximum offering is completed, 800,000 shares) will be freely tradeable without restriction under the Securities Act, if those shares are not later acquired by our "affiliates" (i.e., a person is an affiliate if he or she directly, or indirectly through one or more intermediaries controls or is controlled by us, or is under common control with
                              us).

                              All of the 5,553,772 shares of common
                              stock presently outstanding are
                              "restricted securities" as that term is
                              defined in Rule 144, promulgated under the Securities Act. In general, under Rule 144, a person (or persons whose shares must be aggregated) who has satisfied a one- year holding period may, under certain circumstances, publicly sell within any three (3) month period, a number of shares which does not exceed the greater of one percent (1%) of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks before such sale.

                              Rule 144 also permits, under certain
                              circumstances, the sale of shares of
                              common stock by a person without any
                              quantity limitation. Future sales under
                              Rule 144 or even the perception of such
                              sales, may have a depressive effect on the market price of our common stock, should a public market develop for our shares. None of our current shareholders have already satisfied the one-year holding period. We are unable to predict the effect that sales, or even the threat of sales under Rule 144 or otherwise, may have on the then prevailing market price of our shares of common stock.



                              Our Transfer and Warrant Agent

                              We have appointed Securities Transfer
                              Corp., with offices at 1690 Dallas
                              Parkway, Suite 100 Dallas, TX 75248, (972)
                              447-9890, as transfer agent for our shares of common stock and warrant. The transfer agent will be responsible for all record-keeping and administrative functions in connection with the warrants. A copy of the form of warrant agreement is filed as a exhibit to our registration statement on file with the SEC.

                              Reports to Shareholders

                              We intend to forward annual reports to our shareholders including audited financial statement to our investors. We will also forward such interim reports we deems appropriate.

                              PLAN OF DISTRIBUTION

                              We are offering, directly to the public, up to 800,000 units. The first 400,000 units are offered on a "best efforts all or none" basis. We are offering the remaining 400,000 units on a "best efforts" basis only. There can be no assurance that any of the units will be sold. If at least 400,000 of the offered Units are not sold within the offering period (90 days from the effective date of this prospectus, unless we extend it for an additional 90 days), then the offering will be terminated and the subscription payments, if collected, will be promptly refunded in full to subscribers within 7 days of the termination without payment of interest or deducting expenses , subject to the collection of funds. If the minimum number of units is sold within the specified period, the offering will continue until the earlier of the sale of all 800,000 units or the expiration of the offering period and any extension thereof, unless we terminate the offering earlier.

                              All subscription payments must be sent to us along with a separate sheet indicating the name, address and social security number of the subscriber(s), and the number of shares for which subscription is being made. Payments must be by check made payable to "Securities Transfer Corporation, as escrow agent for Stratabase.com". We will then send the subscription payments, no later than noon of the next business day following receipt, to an escrow account maintained by Securities Transfer Corporation, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248. Securities Transfer is only acting as escrow, transfer and warrant agent in connection with this offering and has made no investigation of us or this offering nor makes any recommendation with respect thereto. The escrow agent will hold all subscriptions payments pending the sale of the minimum number of units within the specified period. Subscription payments will only be withdrawn from the escrow account for the purpose of paying us for the units sold, if at least 400,000 of the units offered are sold, or for the purpose of refunding subscription payments to subscribers. Subscribers will not earn interest on the funds held in escrow and will not have use or right to return of such funds during the escrow period, which may last as long as 180 days. If the minimum number of units is sold within the escrow period, as extended, payments from subscribers will thereafter be deposited into the escrow account for collection and all funds will be periodically disbursed to us.

                              We have arbitrarily determined the public offering price of the units and the exercise prices of the warrants based upon various considerations including market conditions and the perceived reception of the offering price and exercise prices by potential investors. The public offering price and the exercise prices do not bear any relationship to assets, book value or any other traditionally recognized indications of value.

                              We have not engaged a market maker of
                              securities and do not propose to engage
                              any entity to make a market in our
                              securities following completion of the
                              offering, Therefore, the development of a trading market following the completion of this offering will be particularly dependent on broker-dealers initiating quotations in inter-dealer quotation mediums, in maintaining trading positions and in otherwise engaging in market making activities in our securities. No broker-dealer has agreed to engage in such activities, and there is no assurance that any trading market for our securities will develop following the offering.

                               LEGAL PROCEEDINGS

                              We are not involved in any material
                              pending litigation, nor are we aware of
                              any material pending or contemplated
                              proceedings against us. We know of no
                              material legal proceedings pending or
                              threatened, or judgments entered against any of our Director or Officer in his capacity as such.

                                LEGAL OPINIONS

                              The legality of the issuance of the
                              securities offered pursuant to this
                              Prospectus will be passed upon for us by James C. Jones, Esq., 65 West 96th Street, Suite 20H, New York, New York 10025.

                                    EXPERTS

                              Our financial statements included in the Prospectus, to the extent and for the period indicated in their report with respect thereto, have been audited by Moss Adams LLP, independent certified public accountants, as stated in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.


                              FINANCIAL STATEMENTS
                                                                       Page

                              Independent Auditor's Report dated August
                              10, 1999                                   45
                              Balance Sheet dated June 30, 1999          46
                              Statement of Operations for the period
                              from inception
                              (11/18/98) to 6/30/99                      47
                              Statement of Stockholders' Equity for the
                              period from
                              inception (11/18/98) to 6/30/99            48
                              Statement of Cash Flows for the period
                              from
                              inception (11/18/98) to 6/30/98            49
                              Notes to Financial Statements (6/30/99)    50-52












                              INDEPENDENT AUDITOR'S REPORT

                              The Board of Directors
                              Stratabase.com

                              We have audited the accompanying balance sheet of Stratabase.com (a development stage company) as of June 30, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (November 18, 1998) to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit

                              We conducted the audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                              In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stratabase.com (a development stage company) as of June 30, 1999, and the changes in its operations and its cash flows for the period from inception (November 18, 1998) to June 30, 1999, in conformity with generally accepted
                              accounting principles.



                              /s/ Moss Adams LLP

                              Portland, OR
                              August 10, 1999








                              STRATABASE.COM
                              (a development stage company)
                              BALANCE SHEET JUNE 30, 1999

                                    ASSETS



                              CURRENT ASSETS
                                   Cash                    $152,410
                                   Accounts receivable        7,179
                                   GST receivable               146

                                   Total current assets        161,220


                              OFFICE EQUIPMENT, at cost
                              computer hardware                 $8,177
                                   computer software              499
                                   office equipment               205
                                   office furniture              2,077

                                   video production equipment    4,884

                                                                $15,842
                              accumulated depreciation
                              and amortization                   (1,740)

                                                                 14,102
                              DEPOSITS                              572

                              Total assets                     $ 175,894

                              LIABILITIES AND SHAREHOLDERS' EQUITY

                              CURRENT LIABILITIES
                                   Accounts payable and accrued
                                   liability               $     2,969
                              Shareholder loans                   3,828

                               Total current liabilities          6,797


                              COMMITMENTS (Note 3)

                              SHAREHOLDERS' EQUITY
                              common stock, $.001 par value;
                               25,000,000 shares  authorized,
                              5,543,772 shares issued and
                              outstanding                        5,544
                              Additional paid-in capital       231,065
                              Deficit accumulated in the
                              development stage                (67,512)

                              Total Shareholders' equity       169,097


                              Total liabilities and
                              shareholders' equity            $ 175,894




                              STRATABASE.COM
                              (a development stage company)
                              STATEMENT OF OPERATIONS
                              FOR THE PERIOD FROM
                              INCEPTION (NOVEMBER 18,
                              1998) TO June 30, 1999
                                   REVENUE                 $      6,709
                              OPERATING EXPENSES
                                   Web related services           3,730
                                   Video production
                              and encoding                         2,324
                              Internet connectivity                1,889
                                   Network administration           598

                                   Total operating expenses       8,541


                                   Excess of operating
                               expenses over revenue             (1,832)


                              GENERAL AND ADMINISTRATIVE EXPENSES
                                   Management fees               25,000
                                   Community site development    12,590
                                   Legal fees                    10,576
                                   Accounting                     3,675
                                   Office                         3,205
                                   Rent                           2,290
                                   Depreciation an amortization   1,740
                                   Licenses and dues              1,705
                                   Insurance expense              1,517
                                   Program and site design        1,357
                                   Telecommunications               744
                                   Organizational costs             695
                                   Travel                           677
                                   Other expenses                   558


                                   Total general and
                              administrative expenses             66,329


                              INTEREST INCOME                        649


                              Net loss in the development
                               stage$                            (67,512


                              BASIC LOSS PER SHARE OF
                              COMMON STOCK                    $     0.01


                              DILUTED LOSS PER SHARE OF
                              COMMON STOCK                         0.01












                              STRATABASE.COM
                              (a development stage company)
                              STATEMENT OF STOCKHOLDERS' EQUITY
                              FOR THE PERIOD FROM INCEPTION (NOVEMBER
                              18, 1998) TO June 30, 1999


                                                          DEFICIT
                                                          ACCUMULATED
                                                ADD'T'N'L IN THE       TOTAL
                                     COMMON STOCK PAID IN  Dev.    STKHLD'RS'
                                      SHARES AMOUNT CAPITAL  STAGE    EQUITY
                              Issuance of
                              common stock
                              at $.0025
                              per share
                                       4,643,772 4,664 $6,965 -  $11,609

                              Issuance of
                              common stock
                              at $.25 per
                              share
                                        900,000  900  $224,100 - 225,000

                              Net loss in
                              the development
                              stage                    (21,726) (21,726)

                              5,543,772 $ 5,544 $231,065 (21,726) $214,883





                              See accompanying notes.





















                              STRATABASE.COM
                              (a development stage company)
                              STATEMENT OF CASH FLOWS
                              FOR THE PERIOD FROM INCEPTION (NOVEMBER18,1998)
                              TO June 30, 1999

                              CASH FLOWS FROM OPERATING ACTIVITIES
                                   Net loss in the
                              development stage             $   (67,512)
                                   Depreciation and
                                    amortization                 1,740
                                   Adjustments to reconcile
                                   net loss to net cash from
                                   operating activities:
                                   Increase in assets:
                                   Accounts receivable        (7,179)
                                    GST receivable              (1,631)
                                   Accounts payable              2,969
                                   Deposits                       (572)

                                        Net cash from operating
                              activities                        (72,185)


                              CASH FLOWS FROM INVESTING ACTIVITIES
                                   Acquisition of
                              office equipment                  (15,842)

                                        Net cash from investing
                              activities                        (15,842)


                              CASH FLOWS FROM FINANCING ACTIVITIES
                                   Shareholder loan             3,828
                                   Sale of common stock       236,609


                              Net cash from financing
                              activities                        240,437



                              NET INCREASE IN CASH AND
                               CASH EQUIVALENTS                  152,410

                              CASH AND CASH EQUIVALENTS, at date of
                              inception                              -


                              CASH AND CASH EQUIVALENTS,
                              end of period                    $ 152,410




                                See accompanying notes.










                              STRATABASE.COM
                              (a development stage company)
                              NOTES TO FINANCIAL STATEMENTS August 10,
                               1999



                              NOTE 1 - NATURE OF OPERATIONS AND
                              ORGANIZATION

                              Stratabase.com is a Nevada company
                              specializing in the provision of online
                              content, information, and services in
                              specific topic areas, with an emphasis on relationship (name) development and corresponding database management. The Company operates from its headquarters in Abbotsford, British Columbia, Canada.

                              For the period from inception (November
                              18, 1999) to June 30, 1999, the Company
                              has been in the development stage.
                              Substantially, all activity during this
                              period has been devoted to the raising of equity capital and development of a long-term business plan.

                              NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING
                              POLICIES

                              Cash and cash equivalents - The Company
                              considers all highly liquid investments
                              purchased with a maturity of three months or less to be cash equivalents.

                              Revenue recognition - Revenues will be
                              recognized as website related services,
                              video production and encoding services, or direct e-mail marketing services are realized or realizable and when there are no further performance obligations and no right of refund .

                              Software development costs - The Company capitalizes certain software development and implementation costs. To date, such costs are not significant. Development and implementation costs are expensed until the company has determined that the software will result in probable future economic benefits and management has committed to funding the project. Thereafter, all direct external implementation costs and purchase software costs are capitalized and amortized using the straight-line method over the remaining estimated useful lives, generally not exceeding five years. The company does not develop software for sale to its customers.

                              Office equipment - Office equipment is
                              recorded at cost and depreciated over its useful life which ranges from three to five years. No depreciation expense was recognized for the period from inception to June 30, 1999.

                              Advertising - Advertising costs are
                              expensed as incurred.

                              Income taxes - The Company follows the
                              asset and liability method of accounting for income taxes whereby deferred tax assets and liabilities are recognized for the future tax consequences of differences the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

                              Earnings (loss) per share of common
                              stock-basic earnings (loss) per share of common stock is computed by dividing net income
                              (loss) available to common stockholders by the weighed average number of common shares outstanding for the period
                              (5,290,647). Diluted earnings per share
                              reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock that then shared in the earnings of the company.

                              Use of estimates - The preparation of
                              financial statements in conformity with
                              generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                              NOTE 3 - SHAREHOLDER TRANSACTIONS

                              For the period from inception (November
                              18, 1998) through June 30, 1999, the
                              company has been involved in raising
                              equity capital. On November 18, 1998, the company issued 4,643,772 shares of common stock at $.0025 per share to its founding group of shareholders. In January 1999, the company's Board of Directors consented to the sale of 900,000 additional shares of common stock at $.25 per share to New Horizons LLP, a New York venture capital firm.

                              NOTE 4 - COMMITMENTS

                              Lease obligations - The company leases its office space and certain equipment under operating lease agreements. The agreements provide for monthly office rents of $937 for a term of one year and equipment rentals of $1,100 for a term of three years. For the period from inception to June 30, 1999, rent expense was $2,290.

                              Management fees - The Company has agreed to pay its President a salary of $5,000 a month commencing February 1999. Compensation of $25,000 through June 30, 1999, has been recorded as management fees in the accompanying financial statements.






































                                 (BACK COVER)

                              We have not authorized any dealer,
                              salesperson or other person to give any
                              information or represent anything not
                              contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.


                                STRATABASE.COM
                                  800,000 Units
                                 (Each unit consists of 1 share of common
                     stock,
               1 Class A redeemable purchase warrant,
               1 Class B redeemable purchase warrant and 1 Class C redeemable purchase warrant.)




                         Stratabase.com
                                 Trevor Newton, President
                                 34314 Marshall Road, Suite 203
                Abbotsford, B.C. V2S1L2, Canada
                         (604) 504-5811
                                      , 1999



                              Until             , 1999 (25 days after
                              the date of this Prospectus) all dealers that buy or sell or trade these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              The warrants contained in the units may
                              not be redeemed if a current prospectus is not in effect. In such event, warrant holders will not be able to exercise their warrants and, if the warrants are redeemed, will receive only the nominal redemption price at a time when the market value of the warrants may be significantly higher.



                              STRATABASE.COM
                              PART II
                              INFORMATION NOT REQUIRED IN PROSPECTUS

                              Item 24. Indemnification of Directors and
                              Officers

                              The Company is incorporated under the laws of the State of Nevada. As authorized by
                              Section 78.751 of the Nevada General
                              Corporation law, the Company may indemnify its officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suitor proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in the best interests of the Company. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

                              Under Nevada Law, corporations may also
                              purchase and maintain insurance or make
                              other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self insurance programs, guarantees and insurance policies.
                              The Twelfth Article of the Articles of
                              Incorporation, as amended, provides that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

                              Article V of the Company's bylaws provides for the indemnification of officers and directors, and former officers and directors, or any person who may have served at the Company's request as an officer and director of another corporation in which the Company owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of the Company, or of another corporation, except, in relation to matters as to which any such director or officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any rights to which those indemnified may be entitled, under by-law, agreement, vote of shareholders or otherwise.

                              Currently, the Company does not maintain
                              Director and Officer Liability Insurance coverage. However, it may do so in the future.

                              Item 25. Other Expenses of Issuance and
                              Distribution

                              The expenses to be paid by the Registrant in connection with the issuance and distribution of the securities being registered, under both the minimum and maximum offerings, are estimated to be as follows:

                              SEC Registration Fee             $2,302.80
                              Printing and Engraving Expenses  2,000.00
                              Accounting Fees and Expenses      5,000.00

                              Legal Fees ($15,500) and Expenses
                              ($500.00)(1)                     16,000.00
                              Blue Sky Expenses, and other Fees 2,500.00

                              Registrar and Warrant and Transfer Agent
                              Fees                              2,500.00
                              Miscellaneous                     9,697.20


                              Total                           $40,000.00

<F1>
                              (1) In addition, the Registrant's prior
                              legal counsel has accepted 10,000 shares of the Registrant's common stock as an additional legal fee ($2,500) in connection with this offering.

                              Item 26. Recent Sales of Unregistered
                              Securities

                              During the past three years, the
                              Registrant sold securities which were not registered under the Securities Act, as follows:

                                                   Number of
                                          Date of  Shares of
                              Shareholders Issuance common
                                                    stock (1)  Consid.
                              Trevor Newton
                               2/5 and 2/17/99    2,422,400   $6,056.00
                              Mary Martin
                              2/5 and 2/17/99     1,464,072    3,660.18
                              Fred Coombes
                              2/5 and 2/17/99      732,000     1,830.75
                              John Tarves
                              2/5/99                25,000        62.50
                              New Horizons LP
                              3/19/99              900,000   225,000.00
                              Thomas E. Boccieri
                              6/24/99               10,000   2,500.00(2)

<F1>
                              (1)Reflects a recapitalization whereby,
                              pursuant to an amendment to the Company's
                              Certificate of Incorporation authorized on
                              November 18, 1999 the par value of the
                              Company's common stock was changed from no par value to $.001 par value, and the Company's total authorized shares of common Stock was increased from 25,000 shares to 25,000,000 shares.
<F2>
                              (2) Mr. Boccieri, the Registrant's prior counsel in connection with the offering herein, agreed to accept these shares in lieu of $2,500 of his legal fee.

                              The foregoing transactions are exempt from the registration provisions of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof as constituting private transactions not involving a public offering. A restricted legend has been placed on all shares issued in these transactions and the registrant's transfer agent will be given the appropriate stop transfer instructions. The offers and sales should not be integrated with the public offering herein since such sales and those sales to be made to the public (a) are not part of a single plan of financing; (b) have not and will not be made at or about the same time; and (c) have not and will not be made for the same general purpose. Furthermore, said sales should not be integrated in reliance upon the safe harbor interpretation of Rule 152 under which it is the view of the staff of the U.S. Securities and Exchange Commission that the filing of a registration statement following an offering otherwise exempt under Section 4(2) does not vitiate the exemption under that Section.







                              Item 27. Exhibits

                              Exhibit No.                        Descri
                                                                  ption



                              3.1                 Certificate of
                                                  Incorporation of
                                                  Registrant.*
                              3.2                 Registrant's
                                                  Certificate of
                                                  Amendment of
                                                  Registrant's
                                                  Certificate of
                                                  Incorporation.*
                              3.3                 By-Laws of
                                                  Registrant.*
                              4.1                 Specimen common
                                                  stock
                                                  Certificate.*
                              4.2                 Specimen of Class
                                                  A redeemable
                                                  common stock
                                                  purchase Warrant.*
                              4.3                 Specimen of Class
                                                  B redeemable
                                                  common stock
                                                  purchase Warrant.*
                              4.4                 Specimen of Class
                                                  C redeemable
                                                  common stock
                                                  purchase Warrant*
                              4 5                 Form of Warrant
                                                  Agreement with the
                                                  Warrant Agent.*
                              5.1.                Opinion of James
                                                  C. Jones, Esq.
                              10.1                Form of Escrow
                                                  Agreement.
                              10.2                Lease with SGS
                                                  Enterprises.*
                              10.3                Internet Business
                                                  Service Agreement
                                                  with BCTEL.*
                              10.4                Distributor
                                                  Agreement with
                                                  COMTEX*
                              24.1                Consent of James
                                                  C. Jones, Esq.*
                              24.2                Consent of Moss
                                                  Adams LLP.
                              27.1                Financial Data
                                                  Schedule
                                   *Previously filed.

                              Item 28. Undertakings

                              Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its Counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              The undersigned Registrant hereby
                              undertakes:

                              1. To file, during any period in which
                              offers or sales are being made, a
                              post-effective amendment to this
                              Registration Statement:

                                   To include any prospectus required
                                   by Section 10(a)(3) of the
                                   Securities Act;

                                   To reflect in the prospectus any
                                   facts or events arising after the
                                   effective date of the Registration
                                   Statement (or the most recent
                                   post-effective amendment thereof)
                                   which, individually or in aggregate,
                                   represent a fundamental change in
                                   the information set forth in the
                                   Registration Statement;

                                   To include any material information
                                   with respect to the plan of
                                   distribution not previously
                                   disclosed in the Registration
                                   Statement or any material change to
                                   such information in the Registration
                                   Statement.

                              2. That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                              3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.










                              SIGNATURES
                              Pursuant to the requirements of the
                              Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused its pre-effective amendment number 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abbotsford, British Columbia, Canada, on the 12th day of October, 1999.



                                STRATABASE.COM
                          (Registrant)
                       By: Trevor Newton,
                     President and Director


                              Pursuant to the requirements of the
                              Securities Act, this pre-effective
                              amendment number 1 to the Form SB-2
                              Registration Statement has been signed
                              below by the following persons in the
                              capacities and on the dates indicated.

                              Signature        Capacity          Date

                              /s/ Trevor Newton         October 12, 1999
                              Trevor Newton President, Treasurer,
                                             Secretary and Chairman
                                             of the Board of
                                             Directors (Principal
                                             Executive,
                                            Officer Principal Operating
                                            Officer, and Principal
                                            Financial Officer)

                               /s/ Fred Coombes         October 12, 1999
                              Fred Coombes  Vice President
                                             and Director

                              /s/ John Tarves           October 12, 1999
                              John Tarves       Director













                                  EXHIBITS TO
               PRE-EFFECTIVE AMENDMENT NUMBER 1 TO THE
                   REGISTRATION STATEMENT ON
                           FORM SB-2
               FILED ON October 14, 1999
                               BY
                         STRATABASE.COM





























                              EXHIBIT INDEX for pre-effective amendment
                               number 1 to Form SB-2/A

                              DESCRIPTION               EXHIBIT NUMBER

                              Opinion of James C. Jones, Esq.    5.1
                              Form of Escrow Agreement
                               with Escrow Agent                10.1
                              Consent of Moss Adams LLP         24.2
                              Financial Data Schedule           27.1




































                              EXHIBIT 5.1 - OPINION OF COUNSEL

                              October 6, 1999

                              Stratabase.com
                              343154 Marshall Road, Suite 2032
                              Abbotsford, B.C. V2S1L2 Canada

                              Gentlemen:

                              I refer to the registration statement file
                              No. 333-85011 and all amendments thereto on Form SB-2 (the "Registration Statement") to be filed by Stratabase.com (the "Company"), a corporation duly and properly organized under the laws of the State of Nevada, with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended. Said Registration Statement relates to an offering of Units comprised of common Stock ($.001 par value) and Redeemable warrants to purchase shares of common Stock to be sold by the Company.
                              As counsel for the Company, I have
                              examined such corporate records, documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion, and, upon the basis of such examination, advise you that in my opinion the:
                              1. Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Nevada;

                              2. 800,000 shares of $.001 par value
                              common Stock; and 2,400,000 shares of
                              common stock issuable upon the exercise of the redeemable warrants included in the units being offered, have been duly and validly authorized and when sold in the manner contemplated by the Registration Statement, and upon the receipt by the Company of payment therefore as provided in the Registration Statement, the aforementioned securities will be legally issued, fully paid and non-assessable.
                              3. 800,000 units being offered and
                              redeemable warrants contained therein when sold in the manner contemplated by the Registration Statement, and upon receipt by the company of payment therefor as provided in the Registration Statement will be legal and binding obligations of the company.
                              I am qualified to practice law in the
                              state of New York and do not purport to be an expert on or express any opinion herein concerning any law, other than the laws of the State of New York, the Nevada general Corporation Law and the federal Laws of the United States.



                                             Very truly yours,

                                             James C. Jones, Esq.

                              JCJ:bt


































                              EXHIBIT 10.1


                              Escrow Agreement

                              Agreement made this _ day of _, 1999 by
                              and among Stratabase.com, a Nevada
                              Corporation, and Securities Transfer
                              Corporation, a Texas Corporation ("Escrow
                              Agent"), with reference to the following
                              facts and circumstances:
                              The company has offered and is presently
                              offering (the "Offering") for sale to
                              investors up to 800,000 units of its
                              common stock as described on the form SB-2
                              of the company (File No.         ) filed
                              with the SEC and, as amended, declared
                              effective on                , 1999.

                              Description of the Units

                              A total of 800,000 units are available to be sold for $0.50 per unit. Each unit consists of one share of common stock ($.001 par value), one redeemable Class A common stock purchase warrant ("Class A warrants"), one redeemable Class B common stock purchase warrant ("Class B warrants"), and one redeemable Class C common stock purchase warrant ("Class C warrants").

                              The Offering is being made on a
                              best-efforts, all or none basis as to the first 400,000 units, and on a best efforts basis as to the remaining units. If 400,000 units are not sold within 90 days from the effective date of the offering (which period can be extended for an additional 90 days), all funds received will be refunded within 7 days of termination, subject to collection of funds, to subscribers in full, without interest, or deduction. If 400,000 units are sold, the Offering will continue without any provision for refund: (1) until all of the remaining 400,000 units are sold; (2) until 90 days (or 180 days if extended) from the date of the effective date of the offering; or (3) upon the prior termination of the offering by Stratabase.com, whichever occurs first. The units are being offered by Stratabase.com when, as and if received and accepted by it, subject to prior sale, allotment and withdrawal, cancellation or modification of the offer without notice and subject to the exclusive right of Stratabase.com to reject any order in whole or in part at any time, and to certain further conditions. The Offering may close in up to 14 days after the end of the Offering period.

                              A. Stratabase.com and Escrow Agent have
                              executed that certain Transfer Agent
                              Agreement, dated                       ,
                              1999 (the "Transfer Agent Agreement")
                              whereby the Escrow Agent acts as the
                              Transfer Agent for Stratabase.com.

                              B. Stratabase.com desires the Escrow Agent to act on behalf of Stratabase.com, and the Escrow Agent is willing so to act, in connection with the receipt of funds from subscribers in payment of the subscription price of the units pursuant to the terms of the offering.

                              THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

                              1. Escrow Amount:

                              The Escrow Agent shall promptly notify
                              Stratabase.com in writing of any
                              subscription and of the number of units
                              subscribed and shall cause payment of an amount in cash equal to the subscription price of the units to be promptly deposited into the Escrow Account. The Parties contemplate such payments will be deposited to the Escrow Account on a weekly basis and will consist of collected funds only. The Escrow Agent shall hold any proceeds collected in an escrow account federally insured, at all times relevant hereto. Stratabase.com hereby consents and authorizes the agent to establish said escrow account and to sign and execute whatever forms or documents are necessary to establish the account. Stratabase.com also authorizes the agent to endorse any checks received as subscription payment which are made payable to Stratabase.com for deposit into said account. As soon as collected funds are equal to the minimum offering ($200,000) and have cleared, Escrow Agent will release collected funds to Stratabase.com. All funds collected thereafter will be turned over to Stratabase.com on a weekly basis once cleared.

                              2. Rights of Escrow Agent:

                              2.1 No person, firm, or corporation will be recognized by the Escrow Agent as a successor or assignee of Stratabase.com until there shall be presented to the Escrow Agent evidence satisfactory to it of such succession or assignment.

                              2.2 The Escrow Agent shall not be
                              responsible for the identity, authority or rights of any person, firm, or corporation executing or delivering or purporting to execute or deliver this escrow agreement or any document or instrument deposited hereunder or any endorsement thereon or assignment thereof.

                              2.3 The Escrow Agent may rely upon any
                              instrument in writing believed by it to be genuine and sufficient and properly presented, and shall not be liable or responsible for any action taken or omitted in accordance with the provisions thereof.

                              2.4 The Escrow Agent shall not be liable or responsible for any act it may for or omit to do in the exercise of reasonable care.

                              2.5 In the event any property held by the Escrow Agent hereunder shall be attached garnisheed or levied upon under any court order, or if the delivery of such property shall be stayed or enjoined by any court order, or if any court order, judgment or decree shall be made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction notwithstanding any provision of the Escrow Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs orders, judgments or decrees it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

                              2.6 The Escrow Agent shall be entitled to receive its normal fees as compensation for its services hereunder, as shall be set forth in Schedule A hereof. Furthermore, the Company shall reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by it in the performance of its duties hereunder including reasonable: fees, expenses and disbursements incurred by its counsel.

                              2.7 If the delivery of the Escrow Amount to the Company is disputed, the Escrow Agent shall, subject to the provisions of this Section 2, withhold such delivery until the dispute is resolved by written agreement between The parties or by court decree. Such court decree shall also be accompanied by a legal opinion by counsel for the party requesting delivery that such adjudication is final and unappealable.

                              2.8 The Escrow Agent makes no
                              representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

                              3. Miscellaneous Provisions:

                              3.1 All the terms and provisions hereof
                              shall be binding upon and inure to the
                              benefit of and be enforceable by the
                              representatives, successors, heirs and
                              assign, of the parties hereto.

                              3.2 This Escrow Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof superseding all negotiations, prior discussions and preliminary agreements. This Escrow Agreement may not be changed except in writing by an instrument or instruments executed by and Escrow Agent.

                              3.3 No Waiver of any provisions of this
                              Escrow Agreement nor waiver of any breach or default under this Escrow Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any other provision or any subsequent breach or default of a similar nature.

                              3.4 The invalidity or unenforceability of any particular provision of this Escrow Agreement shall not affect the other provisions hereof and this Escrow Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                              3.5 This Agreement may be executed in one or more counterparts each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

                              3.6 Section headings are contained in this Escrow Agreement only for purposes of convenience of reference and shall not affect the interpretation of this Escrow Agreement or modify any of its terms or provisions.

                              3.7 This Agreement shall be construed and enforced according to the internal laws of the State of
                              Texas, without regard to its rule
                              pertaining to conflicts of laws.

                              3.8 Any notice or other communication
                              permitted or required to be given
                              hereunder shall be in writing and shall be deemed to have been given upon mailing by first class registered mail, postage prepaid addressed to the parties as set forth below:

                              To Escrow Agent:       Security Transfer
                                                     Corporation
                                                     16910 Dallas
                                                     Parkway, Suite 100
                                                     Dallas, Texas
                                                     75249
                                                     Attn: Kevin Halter,
                                                     President

                              To the Company:          Stratabase.com
                                                      3414 Marshall
                                                      Road, Suite 203
                                                      Abbotsford, B.C.
                                                      V2S1L2, Canada
                                                      Trevor Newton,
                                                      President

                              Each of the foregoing shall be entitled to specify a different address by giving notice as aforesaid to the other parties

                              IN WITNESS WHEREOF, the parties hereto
                              have caused this Agreement to be duly
                              executed as of the day and year first
                              above written,



                              ESCROW AGENT:
                              SECURITIES TRANSFER CORPORATION
                              By:
                              Kevin Halter, President

                              The Company:
                              Stratabase.com
                              By:
                              Trevor Newton, President











                    EXHIBIT 24.2





                           [MOSS ADAMS LLP]

          CONSENT  OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

          We hereby consent to the use in this Registration Statement of our report dated August 10, 1999, relating to the financial statements of Stratabase.com, and to the reference to our Firm under the caption "Experts" in the Prospectus.

          /s/ MOSS ADAMS LLP

          Portland, Oregon

          August 10, 1999





























          EXHIBIT 27.1-Financial Data Schedule


          ITEM NUMBER                             ITEM DESCRIPTION

          5-02(1)                 $   152,410        Cash and cash items
          5-02(2)                 $    -             Marketable securities
          5-02(3)(a)(1)           $     8,810        Notes and accounts
                                                     receivable-trade
          5-02(4)                 $    -             Allowances for doubtful
                                                     accounts
          5-02(6)                 $    -             Inventory
          5-02(9)                 $   161,220        Total current assets
          5-02(13)                $    15,842        Property, plant and
                                                     equipment
          5-02(14)                $     1,740        Accumulated
                                                     depreciation
          5-02(18)                $   175,894        Total assets
          5-02(21)                $     6,797        Total current
                                                     liabilities
          5-02(22)                $     -            Bonds, mortgages and
                                                     similar debt
          5-02(28)                $     -            Preferred stock-
                                                     mandatory redemption
          5-02(29)                $     -            Preferred stock-no
                                                     mandatory redemption
          5-02(30)                $     5,544        Common stock
          5-02(31)                $   163,553        Other stockholders'
                                                     equity
          5-02(32)                $   175,894        Total liabilities and
                                                     stockholders' equity
          5-03(b)1(a)             $     6,709        Net sales of tangible
                                                     products
          5-03(b)1                $     6,709        Total revenues
          5-03(b)2(a)             $     8,541        Cost of tangible goods
                                                     sold
          5-03(b)2                $     8,541        Total costs applicable
                                                     to sales and revenues
          5-03(b)3                $    66,329        Other costs and
                                                     expenses
          5-03(b)5                $     -            Provision for doubtful
                                                     accounts and notes
          5-03(b)8                $    -             Interest and
                                                     amortization of debt
                                                     discount
          5-03(b)(10)             $   (65,512)       Income before taxes and
                                                     other items
          5-03(b)(11)             $    -             Income tax expenses
          5-03(b)(14)             $   (67,512)       Income/loss continuing
                                                     operations
          5-03(b)(15)             $    -             Discontinued operations
          5-03(b)(17)             $     -            Extraordinary items
          5-03(b)(18)        $    -           Cumulative effect-changes in
                                              accounting principles
          5-03(b)(19)        $ (67,512)       Net income or loss
          5-03(b)(20)$          (0.01)        Earnings per share - primary
          5-03(b)(20)       $    (0.01)       earnings per share - full
                                              diluted